Exhibit 99.1

Wyndham Destinations Announces Launch of Senior Secured Notes Offering
ORLANDO, Fla., Dec. 9, 2019 /PRNewswire/ -- Wyndham Destinations, Inc. (NYSE: WYND) (the "Company") announced today that it has launched a private offering (the "Offering") of senior secured notes due 2030 (the "Notes"), subject to customary and market conditions.
The Company intends to use the net proceeds of this Offering for general corporate purposes, which may include the repayment of outstanding indebtedness under its secured revolving credit facility and the payment of related fees and expenses.
The Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), any state securities laws or the securities laws of any other jurisdiction, and may not be offered or sold in the United States, or for the benefit of U.S. persons, except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities or blue sky laws. Accordingly, the Notes are being offered only to persons reasonably believed to be "qualified institutional buyers," as that term is defined under Rule 144A of the Securities Act, or outside the United States to non-"U.S. persons" in accordance with Regulation S under the Securities Act.
A confidential offering memorandum for the Offering of the Notes, dated as of today, is being made available to such eligible persons. The Offering is being conducted in accordance with the terms and subject to the conditions set forth in such confidential offering memorandum.
This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offer, or solicitation to buy, if at all, will be made only by means of a confidential offering memorandum.
About Wyndham Destinations, Inc.
Wyndham Destinations, Inc. (NYSE: WYND) believes in putting the world on vacation. As the world's largest vacation ownership and exchange company, Wyndham Destinations offers everyday travelers the opportunity to own or exchange their vacation experience while enjoying the quality, flexibility and value that Wyndham delivers. The company's global presence in approximately 110 countries means more vacation choices for its more than four million members and owner families, with more than 220 resorts which offer a contemporary take on the timeshare model – including vacation club brands Club Wyndham®, WorldMark® by Wyndham, and Margaritaville Vacation Club® by Wyndham – and 4,300+ affiliated resorts through RCI, the world's leader in vacation exchange. Year after year, a worldwide team of more than 23,000 associates delivers exceptional vacation experiences to families around the globe as they make memories to last a lifetime. At Wyndham Destinations, our world is your destination.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, conveying management's expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to the Offering and the use of proceeds therefrom.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward-looking statements include general economic conditions, the performance of the financial and credit markets, the economic environment for the timeshare industry, the impact of war, terrorist activity or political strife, operating risks associated with the vacation ownership and vacation exchange businesses, as well as those described in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2019, and subsequently filed quarterly and current reports filed with the Securities and Exchange Commission. Except for the Company's ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.
SOURCE Wyndham Destinations

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